T-MOBILE USA AND METROPCS TO COMBINE,
CREATING VALUE LEADER IN U.S. WIRELESS MARKETPLACE

Combination Establishes the Leading Value-Focused Wireless Carrier

Accelerates T-Mobile's Challenger Strategy with Increased Scale, Spectrum and Financial Resources

MetroPCS Shareholders to Receive $1.5 Billion in Cash and 26% Ownership in Combined Company

Deutsche Telekom to Receive 74% Stake in Combined Company
Combination Will Increase Customer and Revenue Scale

Combined Company Projected to Have 2012 Pro Forma Revenue of $24.8 Billion,
42.5 Million Subscribers and Projected Synergies with an NPV of $6-7 Billion

Bonn, Germany; Bellevue, WA; and Richardson, TX - October 3, 2012 - Deutsche Telekom (XETRA: DTE; “Deutsche Telekom”) and MetroPCS Communications, Inc. (NYSE: PCS; “MetroPCS”) today announced that they have signed a definitive agreement to combine T-Mobile USA (“T-Mobile”) and MetroPCS. This transaction will create the leading value carrier in the U.S. wireless marketplace, which will deliver an enhanced customer experience through a wider selection of affordable products and services, deeper network coverage and a clear-cut technology path to one common LTE network. The combined company, which will retain the T-Mobile name, will have the expanded scale, spectrum and financial resources to aggressively compete with the other national U.S. wireless carriers.

Deutsche Telekom's supervisory board and MetroPCS' board of directors approved the transaction. The transaction is structured as a recapitalization, in which MetroPCS will declare a 1 for 2 reverse stock split, make a cash payment of $1.5 billion to its shareholders (approximately $4.09 per share prior to the reverse stock split) and acquire all of T-Mobile's capital stock by issuing to Deutsche Telekom 74% of MetroPCS' common stock on a pro forma basis. Deutsche Telekom has also agreed to roll its existing intercompany debt into new $15 billion senior unsecured notes of the combined company, provide the combined company with a $500 million unsecured revolving credit facility and provide a $5.5 billion backstop commitment for certain MetroPCS third-party financing transactions.

The combined company will be a stronger competitor and will be well-positioned to drive future growth. Based on analyst consensus estimates for 2012, the combined company is expected to have approximately 42.5 million subscribers, $24.8 billion of revenue, $6.3 billion of adjusted EBITDA, $4.2 billion of capital expenditures and $2.1 billion of free cash flow (defined as EBITDA less capital expenditures) in 2012.
“We are extremely pleased to announce this transaction with MetroPCS, which enhances Deutsche Telekom's position in the expanding U.S. wireless market,” said René Obermann, Chief Executive Officer of Deutsche Telekom. “The T-Mobile and MetroPCS brands are a great strategic fit - both operationally and culturally. The new company will be the value leader in wireless with the scale, spectrum and financial and other resources to expand its geographic coverage, broaden choice among all types of customers and continue to innovate, especially around the next-generation LTE network. We are committed to creating a sustainable and financially viable national challenger in the U.S., and we believe this combination helps us deliver on that commitment.”

The transaction significantly accelerates T-Mobile's Challenger Strategy and the combined company will be a strong, national competitor by:

•
Combining T-Mobile and MetroPCS' complementary spectrum to provide greater network coverage, deeper LTE network deployment and a path to at least 20x20 MHz of 4G LTE in many areas. Existing MetroPCS customers will be migrated to a common LTE-based network as they upgrade their handsets;

•	Increasing scale, which allows the combined company to secure more compelling handsets, content and applications;

•	Projecting approximately $6-7 billon (net present value) of cost synergies and additional upside from revenue synergies;

•	Capitalizing on its leading position as a provider of fast growing no-contract services;

•	Offering a wider selection of attractive, competitively priced plans to better serve the marketplace, including contract, no-contract monthly, SIM-only, pay-as-you-go and mobile broadband services;

•	Introducing MetroPCS' plans and services to a larger number of new areas to complement T-Mobile's offerings; and

•	Using its stronger network to advance its B2B offerings and MVNO platform.

The transaction will enhance the financial position of the combined company. Highlights include:

•	Delivering expected five-year compounded annual growth rates in the range of 3% to 5% for revenues, 7% to 10% for EBITDA and 15% to 20% for free cash flow;

•	Targeting an EBITDA margin in the range of 34% to 36% at the end of the five-year period and achievable projected cost synergy realization with an annual run-rate of $1.2-1.5 billion; and

•	Having increased financial flexibility with direct access to the debt and equity capital markets.

John Legere, President and Chief Executive Officer of T-Mobile, said: “The combination with MetroPCS is another logical and significant step that will accelerate our Challenger Strategy and enable us to deliver amazing, affordable and trusted 4G services, while providing opportunities to expand geographic territories and serve more customers. Our enhanced spectrum position will be the foundation for a faster and more reliable network, and will allow us to deploy a deeper and more robust LTE rollout, particularly in major metropolitan areas. We will be a stronger, value-focused competitor, providing customers with offerings such as our Unlimited Nationwide 4G Data and 'bring your own device' plans. These features, along with our ability to react with greater speed and effectiveness to customer and market opportunities, will deliver value to our customers, business partners, employees and shareholders.”
Roger D. Linquist, Chairman and Chief Executive Officer of MetroPCS, said: “We are excited about this agreement to combine with T-Mobile, which, upon closing, provides our shareholders with an immediate cash payment and allows them to participate in the significant upside potential of the combined company.  Through the convergence of both companies to LTE technology, the combined company will provide cutting-edge 4G LTE services and accelerate its roll-out of 4G LTE.  In addition, this combination will allow MetroPCS to expand its no-contract offerings into new major metro areas and enhance our combined spectrum portfolio, which provides the potential to offer 4G LTE over at least a full 20x20 MHz in many metro areas.  Importantly, MetroPCS and T-Mobile have the same network strategies and LTE networks in the same spectrum bands, which we believe will accelerate the deployment of advanced services to our customers. Ultimately, this combination will create a stronger wireless provider nationally with broader value offerings to better serve our combined customers and drive shareholder value.”
Upon consummation of the transaction, the combined company is expected to continue trading on the New York Stock Exchange. Mr. Legere, currently President and Chief Executive Officer of T-Mobile, will serve as President and CEO of the new company and J. Braxton Carter, currently Chief Financial Officer and Vice Chairman of MetroPCS, will be the CFO. The company will operate T-Mobile and MetroPCS as separate customer units, led by Jim Alling, currently Chief Operating Officer of T-Mobile, and Thomas Keys, currently President and Chief Operating Officer of MetroPCS, respectively.

After closing, the company's headquarters will be in Bellevue, Washington and it will retain a significant presence in Dallas, Texas. The combined company will have an 11-member board of directors, including a number of members appointed by Deutsche Telekom consistent with its equity ownership.

The transaction is subject to MetroPCS shareholder approval, regulatory approvals and other customary closing conditions. The transaction is expected to close in the first half of 2013.

Morgan Stanley acted as lead financial advisor and issued a fairness opinion to the supervisory board of Deutsche Telekom. Lazard acted as financial advisor to Deutsche Telekom. Wachtell, Lipton, Rosen & Katz, Cleary Gottlieb Steen & Hamilton LLP, K&L Gates, and Wiley Rein LLP are serving as legal counsel to T-Mobile and Deutsche Telekom.

J.P. Morgan acted as lead financial advisor to MetroPCS and also advised MetroPCS with regard to post transaction capital structure. Credit Suisse Securities (USA) LLC also acted as a financial advisor to MetroPCS. Evercore Partners acted as financial advisor to the special committee of the Board of Directors of MetroPCS and issued a fairness opinion. Gibson, Dunn & Crutcher LLP, Paul Hastings and Telecommunications Law Professionals are serving as legal counsel to MetroPCS. Akin Gump and Fulbright & Jaworski served as counsel to MetroPCS' special committee.

Investor Conference Call / Webcast Information
Deutsche Telekom, T-Mobile and MetroPCS will host a conference call for investors on Wednesday, October 3, 2012, at 3:00 PM (Central Europe) / 9:00 AM (Eastern) / 6:00 AM (Pacific) to discuss the transaction. A slide presentation and live audio webcast of the call will be available at http://www.telekom.com/investor-relations and http://investor.metropcs.com. Investors and analysts can access the teleconference by calling one of the following numbers and providing the Conference ID: 36687728.
U.S.: 866-382-9489 or +1 706 679-4287
France: 0800909322 or +33 17 080 7153
Germany: 0800 181 5287 or +49 69 2222 4703
Italy: 800786829 or +39 023 601 9660
Netherlands: 08000232838 or +31 20 707 5535
Spain: 900971520 or +34 93 492 3253
U.K.: 08000288438 or +44 20 3107 0289

A replay of the conference call will be available as soon as possible following the conference call, but no earlier than the afternoon of Wednesday, October 3, 2012, and can be accessed by calling one of the following numbers and providing the password 36687728.

U.S.: (855) 859-2056 or (404) 537-3406
France: 0800909829 or +33 17 080 7179
Germany: 0800 180 2475 or +49 69 2222 4729
Italy: 800780997 or +39 023 601 9680
Netherlands: 08000235160 or +31 207075524
Spain: 900967044 or +34 91 414 2529
U.K.: 08009172646 or +44 20 3107 0235
Replay passcode: 36687728

Media Conference Call / Webcast Information
Deutsche Telekom, T-Mobile and MetroPCS will host a conference call for media on Wednesday, October 3, 2012, at 4:30 PM (Central Europe) / 10:30 AM (Eastern) / 7:30 AM (Pacific) to discuss the transaction. A live audio webcast of the call can be accessed at http://www.telekom.com/media, newsroom.tmobile.com/news and http://www.metropcs.com. Media can access the teleconference by calling one of the following numbers and providing the Conference ID: 36690366.

U.S.: (866) 382-9489 or +1 706 679-4287
France: 0800909322 or +33 17 080 7153
Germany: 0800 181 5287 or +49 69 2222 4703
Italy: 800786829 or +39 023 601 9660
Netherlands: 08000232838 or +31 20 707 5535
Spain: 900971520 +34 93 492 3253
U.K.: 08000288438 or +44 20 3107 0289

A replay of the conference call will be available as soon as possible following the conference call, but no earlier than the afternoon of Wednesday, October 3, 2012, and can be accessed by calling one of the following numbers and providing the password 36687728.

U.S.: (855) 859-2056 or (404) 537-3406
France: 0800909829 or +33 17 080 7179
Germany: 0800 180 2475 or +49 69 2222 4729
Italy: 800780997 or +39 023 601 9680
Netherlands: 08000235160 or +31 207075524
Spain: 900967044 or +34 91 414 2529
U.K.: 08009172646 or +44 20 3107 0235
Replay passcode: 36690366

About Deutsche Telekom
Deutsche Telekom is one of the world's leading integrated telecommunications companies with almost 130 million mobile customers, 33 million fixed-network lines and more than 17 million broadband lines (as of June 30, 2012). The Group provides fixed-network, mobile communications, Internet and IPTV products and services for consumers, and ICT solutions for business and corporate customers. Deutsche Telekom is present in around 50 countries and has over 233,000 employees worldwide. The Group generated revenue of EUR 58.7 billion in the 2011 financial year - over half of it outside Germany (as of December 31, 2011).

About T-Mobile USA Inc.
Based in Bellevue, Wash., T-Mobile USA, Inc. is the U.S. wireless operation of Deutsche Telekom AG (OTCQX: DTEGY). By the end of the second quarter of 2012, approximately 130 million mobile customers were served by the mobile communication segments of the Deutsche Telekom group - 33.2 million by T-Mobile USA - all via a common technology platform based on GSM and UMTS and additionally HSPA+ 21/HSPA+ 42. T-Mobile USA's innovative wireless products and services help empower people to connect to those who matter most. Multiple independent research studies continue to rank T-Mobile USA among the highest in numerous regions throughout the U.S. in wireless customer care and call quality.

In order to provide comparability with the results of other US wireless carriers, all financial amounts are in US dollars and are based on accounting principles generally accepted in the United States (“GAAP”). T-Mobile USA results are included in the consolidated results of Deutsche Telekom, but differ from the information contained herein as, among other things, Deutsche Telekom reports financial results in Euros and in accordance with International Financial Reporting Standards (IFRS).

For more information, please visit http://www.T-Mobile.com. T-Mobile is a federally registered trademark of Deutsche Telekom AG. For further information on Deutsche Telekom, please visit www.telekom.de/investor-relations.

About MetroPCS Communications, Inc.
Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of no annual contract, unlimited wireless communications service for a flat rate. MetroPCS is the fifth largest facilities-based wireless carrier in the United States based on number of subscribers served. With Metro USA(SM), MetroPCS customers can use their service in areas throughout the United States covering a population of over 280 million people. As of June 30, 2012, MetroPCS had approximately 9.3 million subscribers. For more information please visit www.MetroPCS.com.
Additional Information and Where to Find It
This document relates to a proposed transaction between MetroPCS Communications, Inc. (“MetroPCS”) and Deutsche Telekom AG (“Deutsche Telekom”) in connection with T-Mobile USA, Inc. (“T-Mobile”). The proposed transaction will become the subject of a proxy statement to be filed by MetroPCS with the Securities and Exchange Commission (the “SEC”).  This document is not a substitute for the proxy statement or any other document that MetroPCS may file with the SEC or send to its stockholders in connection with the proposed transaction.  MetroPCS' investors and security holders are urged to read the proxy statement (including all amendments and supplements thereto) and all other relevant documents regarding the proposed transaction filed with the SEC or sent to MetroPCS' stockholders as they become available because they will contain important information about the proposed transaction.  All documents, when filed, will be available free of charge at the SEC's website (www.sec.gov).  You may also obtain these documents by contacting MetroPCS' Investor Relations department at 214-570-4641, or via e-mail at investor_relations@metropcs.com.  This communication does not constitute a solicitation of any vote or approval.
Participants in the Solicitation
MetroPCS and its directors and executive officers will be deemed to be participants in any solicitation of proxies in connection with the proposed transaction, and Deutsche Telekom and its directors and executive officers may be deemed to be participants in such solicitation.  Information about MetroPCS' directors and executive officers is available in MetroPCS' proxy statement dated April 16, 2012 for its 2012 Annual Meeting of Stockholders.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available.  Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.
Cautionary Statement Regarding Forward-Looking Statements
This document includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Any statements made in this document that are not statements of historical fact, including statements about our beliefs, opinions, projections, and expectations, are forward-looking statements and should be evaluated as such. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “projects,” “should,” “would,” “could,” “may,” “become,” “forecast,” and other similar expressions.
All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of MetroPCS, Deutsche Telekom and T-Mobile and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive the required MetroPCS stockholder approvals or required regulatory approvals, the taking of governmental action (including the passage of legislation) to block the transaction, the failure to satisfy other closing conditions, the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, the significant capital commitments of MetroPCS and T-Mobile, global economic conditions, disruptions to the credit and financial markets, fluctuations in exchange rates, competitive actions taken by other companies, natural disasters, difficulties in integrating the two companies, disruption from the transaction making it more difficult to maintain business and operational relationships, possible disruptions or intrusions of

MetroPCS' or T-Mobile's network, billing, operational support and customer care systems which may limit or disrupt their ability to provide service, actions taken or conditions imposed by governmental or other regulatory authorities and the exposure to litigation.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the MetroPCS' 2011 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and other filings with the SEC available at the SEC's website (www.sec.gov).
The forward-looking statements speak only as to the date made, are based on current assumptions and expectations, and are subject to the factors above, among others, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. Neither MetroPCS' investors and security holders nor any other person should place undue reliance on these forward-looking statements. Neither MetroPCS, Deutsche Telekom nor any other party undertake any duty to update any forward-looking statement to reflect events after the date of this document, except as required by law.
No Offer or Solicitation
This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Contacts
For Deutsche Telekom
+49 228 181 4949
media@telekom.de
or
+49 228 181 888 80
investor.relations@telekom.de

For MetroPCS Communications, Inc.
Keith Terreri, 214-570-4641
Vice President - Finance & Treasurer
or
Jim Mathias, 214-570-4641
Director - Investor Relations
investor_relations@metropcs.com

For T-Mobile USA
Media Relations
425-378-4002
mediarelations@t-mobile.com

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